                                                                     Exhibit 23b

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

SOUTHSIDE BANCSHARES CORP.
EMPLOYEE STOCK OWNERSHIP PLAN
WITH 401 (k) PROVISIONS
ST. LOUIS, MISSOURI




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 33-00579) of our report dated June 13, 2001, relating to the financial statements of Southside Bancshares Corp. Employee Stock Ownership Plan with 401 (k) Provisions appearing in the Plan's Annual Report on Form 11-K for the years ended December 31, 2000 and 1999.

                                        /s/ Cummings, Oberkfell & Ristau, P.C.

St. Louis, Missouri
June 28, 2001

                                                                     Exhibit 23b

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

SOUTHSIDE BANCSHARES CORP.
EMPLOYEE STOCK OWNERSHIP PLAN
WITH 401 (k) PROVISIONS
ST. LOUIS, MISSOURI




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 33-00579) of our report dated May 24, 2000, relating to the financial statements of Southside Bancshares Corp. Employee Stock Ownership Plan with 401 (k) Provisions appearing in the Plan's Annual Report on Form 11-K for the years ended December 31, 2000 and 1999.

                                               /s/ Hopkins & Howard
                                        -----------------------------------
St. Louis, Missouri
June 28, 2001

                           SOUTHSIDE BANCSHARES CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(K) PROVISIONS

                       Financial Statements and Schedules

                           December 31, 2000 and 1999

                   (With Independent Auditors' Report Thereon)

                           SOUTHSIDE BANCSHARES CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(K) PROVISIONS
                        TABLE OF CONTENTS AND DEFINITIONS

                                                                                                           PAGE
                                                                                                           ----
TABLE OF CONTENTS:
   Independent Auditors' Report - Cummings, Oberkfell & Ristau, P.C.                                         1

   Independent Auditors' Report - Hopkins & Howard, P.C.                                                     2

   Statements of Net Assets Available for Plan Benefits, December 31, 2000 and 1999                          3

   Statements of Changes in Net Assets Available for Plan Benefits, years ended
     December 31, 2000 and 1999                                                                              4

   Notes to Financial Statements, December 31, 2000 and 1999                                                 5

                                                                                       SCHEDULES
                                                                                       ---------
   Schedule of Assets Held for Investment Purposes at End of Year,
     December 31, 2000                                                                     1                10

   Schedule of Assets Held for Investment Purposes Which Were Both
     Acquired and Disposed of Within the Plan Year                                                           *

   Schedule of Loans or Fixed Income Obligations in Default or Classified
     as Uncollectible                                                                                       **

   Schedule of Leases in Default or Classified as Uncollectible                                             **

   Schedule of Reportable Transactions, Year ended December 31, 2000                       2                11

   Schedule of Nonexempt Transactions                                                                       **

     * There were no assets held for investment purposes which were both acquired and disposed of within the plan year ended December 31, 2000 which require separate disclosure.

     ** There were no loans or fixed income obligations or leases in default or classified as uncollectible at December 31, 2000, or nonexempt transactions during the plan year ended December 31, 2000.

DEFINITIONS:

   Plan                               - Southside Bancshares Corp. Employee
                                        Stock Ownership Plan with 401(k)
                                        Provisions

   Company                            - Southside Bancshares Corp.

   Plan Administrator                 - Southside Bancshares Corp. Board of
                                        Trustees and Administrative
   Committee

   Trustee                            - Norville K. McClain and Thomas M.
                                        Teschner

   ERISA                              - Employee Retirement Income Security Act
                                        of 1974

                          INDEPENDENT AUDITORS' REPORT

The Plan Administrator and Participants
Southside Bancshares Corp. Employee Stock
  Ownership Plan with 401(k) Provisions:

We have audited the accompanying statement of net assets available for plan benefits of the Southside Bancshares Corporation Employee Stock Ownership Plan with 401(k) Provisions (the Plan) as of December 31, 2000, and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's Trustee. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Plan as of and for the year ended December 31, 1999 were audited by other auditors whose report dated May 24, 2000 expressed an unqualified opinion on those financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 2000, and the changes in net assets available for plan benefits for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements of the Plan taken as a whole. The schedules listed in the accompanying table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplemental information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. Such supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

CUMMINGS, OBERKFELL & RISTAU, P.C.


June 13, 2001
St. Louis, Missouri

                          INDEPENDENT AUDITORS' REPORT

The Plan Administrator and Participants
Southside Bancshares Corp.
Employee Stock Ownership Plan with 401(k) Provisions
St. Louis, Missouri

We have audited the accompanying statements of net assets available for plan benefits of the Southside Bancshares Corp. Employee Stock Ownership Plan with 401(k) Provisions (the Plan) as of December 31, 1999, and the related statements of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's Trustee. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Southside Bancshares Corp. Employee Stock Ownership Plan with 401(k) Provisions at December 31, 1999, and the changes in net assets available for plan benefits for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements of the Southside Bancshares Corp. Employee Stock Ownership Plan with 401(k) Provisions taken as a whole. The schedules included in the supplemental material are presented for the purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. Such supplemental material has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

HOPKINS & HOWARD, P.C.


May 24, 2000
St. Louis, Missouri

                           SOUTHSIDE BANCSHARES CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(K) PROVISIONS

              Statements of Net Assets Available for Plan Benefits

                           December 31, 2000 and 1999


                                                                   2000                                 1999
                                                  ------------------------------------   -------------------------------------
                                                  Allocated   Unallocated      Total     Allocated   Unallocated      Total
                                                  ---------   -----------    ---------   ---------   -----------    ----------

ASSETS

Cash                                             $       --             --           --           67           --           67
                                                 ----------     ----------   ----------   ----------    ---------   ----------
Investments, at fair value (notes 3 and 4):
  Southside Bancshares Corp. common stock,
    844,229 allocated shares and 185,310
    unallocated shares at December 31, 2000;
    865,624 allocated shares and 222,372
    unallocated shares at December 31, 1999       6,701,068      1,470,898    8,171,966    7,952,920    2,043,043    9,995,963

  Mutual funds:
    SEI S&P 500 Index Fund                        1,674,711             --    1,674,711    1,873,022           --    1,873,022
    Institutional shares of Federated
      GNMA Trust                                    230,963             --      230,963      212,978           --      212,978
    Fidelity Funds Government Money Market          523,030         14,828      537,858      521,005       17,817      538,822
                                                 ----------     ----------   ----------   ----------    ---------   ----------
                                                  9,129,772      1,485,726   10,615,498   10,559,925    2,060,860   12,620,785
                                                 ----------     ----------   ----------   ----------    ---------   ----------

Receivables:
  Employer contributions                            323,778          4,118      327,896      320,249           --      320,249
  Employee contributions                             26,205             --       26,205       27,665           --       27,665
  Loans to participants                             123,671             --      123,671      126,013           --      126,013
  Accrued interest and dividends                      3,962             33        3,995        8,011           42        8,053
                                                 ----------     ----------   ----------   ----------    ---------   ----------
                                                    477,616          4,151      481,767      481,938           42      481,980
                                                 ----------     ----------   ----------   ----------    ---------   ----------
      Total assets                                9,607,388      1,489,877   11,097,265   11,041,930    2,060,902   13,102,832
                                                 ----------     ----------   ----------   ----------    ---------   ----------

LIABILITIES

Note payable (note 7)                                    --        988,333      988,333           --    1,186,000    1,186,000
Accrued interest payable-note payable                    --         18,943       18,943           --       26,319       26,319
Due to former participants                            1,265             --        1,265           16           --           16
Withholding taxes payable                             1,331             --        1,331           --           --           --
Administrative fees payable                           1,100             --        1,100        1,300           --        1,300
Excess employee contributions                         2,121             --        2,121        2,099           --        2,099
                                                 ----------     ----------   ----------   ----------    ---------   ----------
      Total liabilities                               5,817      1,007,276    1,013,093        3,415    1,212,319    1,215,734
                                                 ----------     ----------   ----------   ----------    ---------   ----------
      Net assets available for Plan benefits     $9,601,571        482,601   10,084,172   11,038,515      848,583   11,887,098
                                                 ==========     ==========   ==========   ==========    =========   ==========

See accompanying notes to financial statements.

                           SOUTHSIDE BANCSHARES CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(K) PROVISIONS

         Statements of Changes in Net Assets Available for Plan Benefits

                           December 31, 2000 and 1999




                                                                   2000                                   1999
                                                  --------------------------------------   -------------------------------------
                                                 Allocated    Unallocated       Total       Allocated   Unallocated      Total
                                                -----------   -----------    -----------   ----------   -----------  -----------
ADDITIONS TO NET ASSETS:
Investment income:
  Net depreciation in fair value of
    investments (note 3)                        $(1,183,753)      (231,638)   (1,415,391)  (2,844,706)    (819,961)  (3,664,667)
  Realized loss on disposition of
    assets (note 4)                                 (65,433)            --       (65,433)    (159,072)          --     (159,072)
  Dividends received on Company
    common stock (note 4)                           282,728         59,272       342,000      288,147       71,159      359,306
  Other investment income                            66,033             --        66,033       86,725           --       86,725
                                                -----------     ----------   -----------   ----------    ---------   ----------
                                                   (900,425)      (172,366)   (1,072,791)  (2,628,906)    (748,802)  (3,377,708)

Allocation of Southside Bancshares Corp.
  common stock, 37,062 shares, at market,
  in 2000 and 1999                                  340,507             --       340,507      477,173           --      477,173
Employee contributions                              366,407             --       366,407      386,571           --      386,571
Employer contributions                              126,114        225,665       351,779      122,585      214,216      336,801
                                                -----------     ----------   -----------   ----------    ---------   ----------
      Total additions                               (67,397)        53,299       (14,098)  (1,642,577)    (534,586)  (2,177,163)
                                                -----------     ----------   -----------   ----------    ---------   ----------

DEDUCTIONS FROM NET ASSETS:
Interest expense                                         --         78,774        78,774           --       96,223       96,223
Administrative expenses                               3,950             --         3,950        2,850           --        2,850
Benefits paid to participants                     1,365,597             --     1,365,597    1,572,701           --    1,572,701
Allocation of Southside Bancshares Corp.
  common stock, 37,062 shares, at market,
  in 2000 and 1999                                       --        340,507       340,507           --      477,173      477,173
                                                -----------     ----------   -----------   ----------    ---------   ----------
      Total deductions                            1,369,547        419,281     1,788,828    1,575,551      573,396    2,148,947
                                                -----------     ----------   -----------   ----------    ---------   ----------

Net decrease in assets available for Plan
  benefits                                       (1,436,944)      (365,982)   (1,802,926)  (3,218,128)  (1,107,982)  (4,326,110)
Net assets available for Plan benefits:
  Beginning of year                              11,038,515        848,583    11,887,098   14,256,643    1,956,565   16,213,208
                                                -----------     ----------   -----------   ----------    ---------   ----------
  End of year                                   $ 9,601,571        482,601    10,084,172   11,038,515      848,583   11,887,098
                                                ===========     ==========   ===========   ==========    =========   ==========

See accompanying notes to financial statements.

                           SOUTHSIDE BANCSHARES CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(K) PROVISIONS

                          Notes to Financial Statements

                           December 31, 2000 and 1999

NOTE 1 - PLAN DESCRIPTION

The following description of the Plan provides general information. Participants should refer to the plan agreement for a more complete description of the Plan's provisions.

(a) General -- The Plan is a defined contribution employee benefit plan covering substantially all employees of the Company and its four subsidiary banks, South Side National Bank in St. Louis, State Bank of Jefferson County, The Bank of St. Charles County, and Bank of Ste. Genevieve. The Plan is subject to the provisions of ERISA.

(b) Employer Contributions -- The amount of the employer contribution, if any, is discretionary and determined by the Board of Directors of the Company. The employer contributions are based upon amounts contributed by the employees.

     The employer has indicated that the discretionary contribution will be an amount equal to 50% of a participant's contribution up to 3% of the participant's salary, provided such contributions are within the guidelines of the Plan. Additionally, the Company is also required to contribute each year an amount necessary to service any notes payable incurred by the Plan for the purpose of acquiring securities.

(c) Employee Contributions -- Each plan participant may elect to make contributions to the Plan of 1% to 15% of the participant's compensation for such fiscal year as long as such contribution does not exceed the maximum permissible by the Internal Revenue Code.

(d) Participant Eligibility -- Any employee of the Company shall be eligible to become a participant in the Plan provided the employee has completed six months of service and is 18 years of age or older. Employees must also complete 1,000 hours of service each calendar year and be employed at the end of the Plan year in order to participate in the Company contributions and forfeitures for that year.

(e) Allocation of Benefits -- Employer contributions and forfeitures are allocated to eligible participants' accounts based upon the ratio of eligible participants' compensation for the year to total compensation of all eligible Plan members for the year. Investment income and any gain or loss during the year is allocated to the participant's account in the same proportion as the balance of the participant's account to the total of all participants' accounts as of the previous valuation date.

(f) Vesting -- Participants are immediately fully vested in their contributions plus earnings thereon and one half of the employer matching contributions made to an employee's account each year. Upon a participant's attainment of his/her disability, retirement date, 65th birthday, or upon death, his/her entire account balance as of the most recent valuation date will become 100% vested. In the event a participant terminates employment, vesting for the remainder of that participant's account is based on years of continuous service as follows:

                                                                     (Continued)

                           SOUTHSIDE BANCSHARES CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(K) PROVISIONS

                          Notes to Financial Statements

                             Completed years                        Vested
                               of service                         percentage
                             ---------------                      ----------
                               Less than 2                             0%
                                    2                                 25%
                                    3                                 50%
                                    4                                 75%
                                5 or more                            100%

     In the event that the Plan meets certain provisions of the Internal Revenue Code (the Code), vesting may occur over a shorter period of time.

(g) Distributions -- Under the terms of the Plan, participants reaching normal retirement age of 65 are eligible to receive the entire balance in all of the accounts maintained for such participant by the Trustee. Participants terminating employment prior to retirement receive the vested balance in their account.

     Participants with vested balances of $5,000 or less may choose to have account balances distributed in either stock or cash. Participants with vested balances greater than $5,000 are not given the option to receive cash for the stock included in their account. Participants' stock withdrawals are distributed from securities held by the Plan by transfer of common stock to the participants for full-share vested interest and cash for fractional-share vested interest. Forfeitures resulting from withdrawals prior to full vesting are allocated to participants' accounts as previously noted.

(h) Administrative Expenses -- Fees and expenses incurred by the Company in the administration of the Plan are paid by the Company.

(i) Loans -- Generally, participants may request a loan up to 50% of the vested balance in their account for reasons as stated in the financial hardship rules. All loans must be repaid in level payments over a maximum of a five-year period, with an exception for loans used to acquire a participant's principal residence.

(j) Notes Payable -- The Plan purchased Company common shares using the proceeds of a bank borrowing (see Note 7) guaranteed by the Company, and holds these shares as collateral for the note in a trust established under the Plan. The borrowing is to be repaid over a period of 10 years by fully deductible Company contributions to the trust fund. As the Plan makes each payment of principal, an appropriate percentage of stock will be released as collateral and allocated to eligible employees' accounts in accordance with applicable regulations under the Code.

     The unallocated shares of stock serve as collateral for the note payable. The lender has no rights against shares once they are allocated under the Plan. Accordingly, the financial statements of the Plan for the year ended December 31, 2000 and 1999 present separately the assets and liabilities and changes therein pertaining to the accounts of employees with vested rights in allocated stock and stock not yet allocated to employees.

                                                                     (Continued)

                           SOUTHSIDE BANCSHARES CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(K) PROVISIONS

                          Notes to Financial Statements

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following are the significant accounting policies followed by the Plan:

(a) Basis of Presentation -- The accompanying financial statements have been prepared on the accrual basis of accounting and present the net assets available for plan benefits and changes in those net assets. The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires estimates and assumptions that affect the reported amounts. Actual results could differ from those estimates.

(b) Trust Fund Administered by the Trustee -- Under the terms of a trust agreement between the Trustee and the Company, the Trustee administers a trust fund on behalf of the Plan. Participants may elect to have a portion of their employee contribution account balances invested in Company common stock or certain mutual funds. The mutual fund and stock investments are valued through the use of quoted market prices. The investments in participant loans are valued at cost, which approximates market.

NOTE 3 -- INVESTMENTS

Investments that represent 5% or more of the Plan's net assets available for benefits at December 31, 2000 and 1999 are as follows:


                                                  DECEMBER 31, 2000
                                                  -----------------
     Issuer                                       Description of investment                Fair Value
     ------                                       -------------------------               -----------
     Southside Bancshares Corporation             Common stock:
                                                       844,229 shares allocated           $ 6,701,068
                                                       185,310 share unallocated            1,470,898
                                                     ---------                              ---------
                                                     1,029,539 total shares                 8,171,966
                                                     =========                              =========

     SEI S&P 500 Index Fund                       Mutual fund:
                                                      40,996.605 shares                     1,674,711
                                                      ==========                            =========

     Fidelity Government Portfolio                Mutual fund:
       Money Market Fund                               523,030 shares allocated               523,030
                                                        14,828 shares unallocated              14,828
                                                     ---------                               --------
                                                       537,858 total shares                   537,858
                                                     =========                               ========

                                                  DECEMBER 31, 1999
                                                  -----------------
     Issuer                                       Description of investment                Fair Value
     ------                                       -------------------------               -----------

     Southside Bancshares Corp.                   Common stock:
                                                       865,624 shares allocated           $ 7,952,920
                                                       222,372 share unallocated            2,043,043
                                                     ---------                              ---------
                                                     1,087,996 total shares                 9,995,963
                                                     =========                              =========

     SEI S&P 500 Index Fund                       Mutual fund:
                                                        41,165 shares                       1,873,022
                                                     =========                              =========


                                                                     (Continued)

                           SOUTHSIDE BANCSHARES CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(K) PROVISIONS

                          Notes to Financial Statements



During 2000 and 1999, the Plan's investments (including investments bought, sold and held during the year) appreciated or depreciated in value as follows:


                                                    2000                 1999
                                                 -----------          ----------

  Southside Bancshares Corporation
    common stock                                 $(1,238,330)         (3,931,502)
  SEI S&P 500 Index Fund                            (185,136)            277,218
  Federated GNMA Trust                                 8,075             (10,383)
                                                 -----------          ----------
                                                 $(1,415,391)         (3,664,667)
                                                 ===========          ==========

Activity in the SEI S&P 500 Index Fund and Institutional Shares of Federated GNMA Trust for the years ended December 31, 2000 and 1999, was as follows:


                                                          2000                        1999
                                               ------------------------      -----------------------
                                                SEI S&P 500  GNMA Trust      SEI S&P 500  GNMA Trust
                                                -----------  ----------      -----------  ----------
  Additions to net assets attributed to:
    Investment income:
      Net (depreciation) appreciation in
        fair value of investments               $ (185,136)     8,075          277,218     (10,383)
      Dividends                                     16,913     14,165           36,114      13,239

    Employee contributions                         124,173     23,866          140,107      40,666

  Fund transfers                                  (154,261    (28,121)        (323,810)    (38,018)
                                                ----------    -------         --------     -------

  Net increase (decrease)                         (198,311)    17,985          129,629       5,504
  Balance at beginning of the year               1,873,022    212,978        1,743,393     207,474
                                                ----------    -------        ---------     -------
  Balance at the end of the year                 1,674,711    230,963        1,873,022     212,978
                                                ==========    =======        =========     =======

NOTE 4 -- RELATED PARTY TRANSACTIONS

At December 31, 2000 and 1999, the Plan held an investment in the Company's common stock valued at $8,171,966 and $9,995,963, respectively. The Plan also received dividends of $342,000 and $359,306 in 2000 and 1999, respectively, recognized market value depreciation on this investment of $1,238,330 and $3,931,502 during the years ended December 31, 2000 and 1999, respectively, and recognized losses on common stock distributions of $59,563 and $175,125 during the years ended December 31, 2000 and 1999, respectively.

NOTE 5 -- PLAN TERMINATION

The Plan Administrator has the right under the Plan to terminate the Plan subject to the provisions set forth in ERISA. In the event of plan termination, participants become 100% vested in their accounts. The Company may elect to have all assets transferred to another qualified plan in which all participants who would have otherwise received a distribution will have an interest, and each person's interest will be nonforfeitable as to amounts attributable to assets transferred on his or her behalf.

                                                                     (Continued)

                           SOUTHSIDE BANCSHARES CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(K) PROVISIONS

                          Notes to Financial Statements

NOTE 6 -- FEDERAL INCOME TAXES

The Internal Revenue Service issued its latest determination letter on February 7, 1996, which indicates the Plan qualifies under the provisions of Section 401(a) and the trust is exempt from Federal income taxes under the provisions of
Section 501(a) of the Internal Revenue Code, as amended. The Plan has been subsequently amended. The amended Plan information has not been submitted to the Internal Revenue Service for a letter of determination that the Plan continues to qualify as exempt from Federal income taxes. However, in the opinion of the Plan Administrator, the Plan and its underlying trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

NOTE 7 -- NOTE PAYABLE

During 1999, the Plan entered into a loan agreement with an unaffiliated financial institution, with proceeds therefrom used to repay a loan from South Side National Bank (SSNB), an affiliated institution. The original loan was used to purchase 560,010 shares of the Company's stock. The unallocated shares of the Plan and the outstanding common shares of The Bank of St. Charles County secure the note payable. The note requires quarterly interest payments of 7.50%, and had a principal balance of $988,333 at December 31, 2000. The loan requires annual principal payments of $197,664 on March 31 of each year, with the final payment due April 1, 2005. During each of the years ended December 31, 2000 and 1999, 37,062 shares were released as collateral on the note and allocated to the participants under the terms of the Plan.

NOTE 8 -- PENDING MERGER

On April 30, 2001, the Company agreed to a merger with Allegiant Bancorp, Inc. The merger is subject to applicable shareholder and regulatory approvals and is expected to close in the fourth quarter of 2001. In accordance with the merger agreement, each share of Company common stock will be converted into the right to receive either $14.00 in cash, 1.39 common shares of Allegiant Bancorp, Inc., or a combination of cash and Allegiant Bancorp, Inc. stock. The merger agreement also calls for the separation of the ESOP and 401(k) portions of the Plan, with the ESOP portion being terminated, and the 401(k) portion expected to be rolled into a new or existing Allegiant 401(k) plan.

                                                                      Schedule 1

                           SOUTHSIDE BANCSHARES CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(K) PROVISIONS

                   Employer Identification Number: 43-1262037
                                Plan Number: 002

         Schedule of Assets Held for Investment Purposes at End of Year

                                December 31, 2000


                                                        (C) DESCRIPTION OF INVESTMENT
        (B) IDENTITY OF ISSUER,                         INCLUDING MATURITY DATE, RATE
          BORROWER, LESSOR OR                          OF INTEREST, COLLATERAL, PAR OR                      (E) CURRENT
(A)         SIMILAR PARTY                                       MATURITY VALUE             (D) COST            VALUE
---     ------------------------                       --------------------------------   ----------        -----------

 *      Southside Bancshares Corp. common stock:
          Allocated shares                                      844,229 shares            $4,435,846        $ 6,701,068
          Unallocated shares                                    185,310 shares               988,320          1,470,898
                                                             ----------                   ----------        -----------
                                                              1,029,539 shares             5,424,166          8,171,966

        Mutual funds:
          SEI S&P 500 Index Fund                             40,996.605 shares             1,824,659          1,674,711
          Institutional Shares of Federated
            GNMA Trust                                           20,677 shares               227,071            230,963
          Fidelity Government Portfolio
            Money Market Fund                                   537,858 units                537,858            537,858
                                                                                                            -----------
                                                                                                              2,443,532
                                                                                                            ===========
        Participant loans (interest rate
          range from 7.75% to 9.00%)                                 --                           --            123,671
                                                             ==========                   ==========        -----------
                                                                                                            $10,739,169
                                                                                                            ===========


* represents a party-in-interest, as defined by ERISA.

See accompanying independent auditors' report.

                                                                      Schedule 2

                           SOUTHSIDE BANCSHARES CORP.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(K) PROVISIONS

                   Employer Identification Number: 43-1262037
                                Plan Number: 002

                       Schedule of Reportable Transactions

                          Year ended December 31, 2000

                                                              TOTAL                            TOTAL
                                         TOTAL               DOLLAR        TOTAL NUMBER       DOLLAR
 DESCRIPTION                           NUMBER OF            VALUE OF         OF SALES/       VALUE OF          NET
  OF ASSET                             PURCHASES            PURCHASES      DISTRIBUTIONS       SALES          GAIN
  --------                             ---------            ---------      -------------    -----------     -------
Southside Bancshares Corp.
  common stock                             17                $467,459            25          $(993,563)     (59,563)
                                           ==                ========            ==          =========      ======


See accompanying independent auditors' report.